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                                                               STATE OF DELAWARE
                                                              SECRETARY OF STATE
                                                         DIVISION OF CORPORATION
                                                       FILED 09:00 AM 01/14/1997
                                                             971013177 - 2203393



                          CERTIFICATE OF DISSOLUTION


     The undersigned, being the Liquidating Trustee of Cray Computer Corporation, a Delaware corporation, hereby submits the following pursuant to Sections 275 and 303 of the Delaware General Corporation Law:

     1. The name of the corporation is Cray Computer Corporation

     2. Dissolution of the Corporation was authorized on December 30, 1996.

     3. The dissolution was authorized by the Liquidating Trustee of the Corporation in bankruptcy, exercising the powers granted to said Trustee under Section 303 of the Delaware General Corporation Law.

     4. The undersigned certifies that he was appointed as Liquidating Trustee under the Corporation's Plan of Reorganization confirmed by Order of the United States Bankruptcy Court for the District of Colorado, dated May 16, 1996, and that said Plan authorized the Liquidating Trustee to take all action to wind up the affairs of the Corporation, including the filing of this Certificate.

     5. The directors and officers of the Corporation are:

           Directors:

           Jean Louis Gassee
           445 Lowell Ave.
           Palo Alto, CA 94301

           Thomas A. Longo
           1700 Sandhill Road #410
           Palo Alto, CA 94304

          Officers:

          Terry A. Willkom, President
          330 Brandywine Drive
          Colorado Springs, CO 80906

    6. The undersigned hereby states and acknowledges that he is signing this Certificate as the act and deed of the Corporation and that the facts stated in this Certificate are true.


     EXECUTED January 29, 1997


                                          /s/ Terry A. Willkom
                                          ------------------------
                                          Terry A. Willkom
                                          Liquidating Trustee